TIMKEN

Timken Reports Fourth-Quarter and Full-Year
2016 Results, Provides 2017 Outlook

•	Reports fourth-quarter GAAP earnings of $0.31 per diluted share and adjusted earnings of $0.47 per diluted share on sales of $655 million

•	Generated strong cash from operations of $125 million and free cash flow of $72 million in the quarter

•
Expects 2017 GAAP earnings of $1.90 to $2.00 per diluted share and adjusted earnings of $2.05 to $2.15 per diluted share; both reflect the impact of adopting mark-to-market accounting for pensions in the first quarter of 2017

NORTH CANTON, Ohio: February 9, 2017 - The Timken Company (NYSE: TKR; www.timken.com), a global leader in bearings and mechanical power transmission products, today reported fourth-quarter 2016 sales of $655 million, down 8.3 percent from the same period a year ago. The results reflect weakness across most end markets and unfavorable currency, partially offset by the benefit of acquisitions.

In the fourth quarter, Timken posted net income of $24.1 million or $0.31 per diluted share, versus a net loss of $(35.7) million or $(0.44) per basic share for the same period a year ago. The year-over-year improvement in net income was driven by lower pension settlement charges, CDSOA income Represents funds received by the company under the U.S. Continued Dumping and Subsidy Offset Act (CDSOA). and lower operating costs, partially offset by lower volume and unfavorable price/mix. The year-ago period also included a gain from the divestiture of the aerospace PMA business and higher discrete income tax benefits.

Excluding special items (detailed in the attached tables), adjusted net income was $36.7 million or $0.47 per diluted share. This compares with adjusted net income of $49.0 million or $0.59 per diluted share for the same period in 2015. The decline in adjusted net income reflects lower volume and unfavorable price/mix, partially offset by the benefit of SG&A cost reduction initiatives and lower material costs.

“We performed well in the fourth quarter, giving us a solid finish to the year,” said Richard G. Kyle, Timken president and chief executive officer. “Despite the difficult market environment, we delivered historically strong earnings and cash flow in 2016, which is evidence of the structural improvements we’ve made to our business. We advanced our strategy on all fronts and continued to position the company for profitable growth and shareholder value creation over the long term.”

Among significant accomplishments during the quarter, the company acquired EDT Corp., a manufacturer of polymer housed units and stainless steel ball bearings used widely by the food and beverage industry. The company also returned $38 million in capital to shareholders through the repurchase of roughly 480,000 shares and the payment of its 378th consecutive quarterly dividend. Earlier this month, the Timken Board of Directors approved a new share repurchase authorization for up to 10 million shares, expiring Feb. 28, 2021. This replaces the prior authorization which expired Jan. 31, 2017.

2016 Full-Year Results

For 2016, sales were $2.7 billion or 7 percent lower than 2015. The decrease was primarily driven by weaker demand across industrial end markets and unfavorable currency, partially offset by growth in automotive and the net benefit of acquisitions and divestitures.

Net income was $152.6 million or $1.92 per diluted share for the year, versus a net loss of ($70.8) million or ($0.84) per basic share a year ago. The year-over-year increase in net income was driven by lower pension settlement charges, current year CDSOA income, as well as lower operating costs, partially offset by lower volume, unfavorable price/mix and currency. The year-ago period also included a gain from the divestiture of the aerospace PMA business and higher discrete income tax benefits.

Excluding special items (detailed in the attached tables), adjusted net income was $156.2 million or $1.97 per diluted share. This compares with $189.1 million or $2.21 per diluted share in 2015. The decline in adjusted net income reflects lower volume and unfavorable price/mix, partially offset by lower material, manufacturing and SG&A costs (including the benefit of cost reduction initiatives). Earnings per share also benefited from the repurchase of approximately 4 percent of the company’s outstanding shares in 2016.

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TIMKEN

Fourth-Quarter Segment Results

Mobile Industries reported fourth-quarter sales of $342.3 million, 10 percent lower than the same period a year ago, driven primarily by lower demand in the rail, automotive and aerospace sectors, as well as unfavorable currency.

Earnings before interest and taxes (EBIT) in the quarter were $19.2 million or 5.6 percent of sales, compared with EBIT of $58.9 million or 15.5 percent of sales for the same period a year ago. The decrease in EBIT reflects lower volume and unfavorable price/mix, partially offset by lower SG&A expenses and favorable material and manufacturing costs. The year-ago period also included a gain from the divestiture of the aerospace PMA business.

Excluding special items (detailed in the attached tables), adjusted EBIT in the quarter was $26.5 million or 7.7 percent of sales, compared with $36.2 million or 9.5 percent of sales in the fourth quarter last year.

Process Industries sales of $312.5 million for the fourth quarter declined 6.5 percent from the same period a year ago, driven primarily by weaker demand in the industrial aftermarket and heavy industries sectors, lower military marine revenue and unfavorable currency, partially offset by the benefit of acquisitions.

EBIT for the quarter was $43.2 million or 13.8 percent of sales, compared with EBIT of $45.2 million or 13.5 percent of sales for the same period a year ago. The decrease in EBIT was driven by the impact of lower volume and unfavorable price/mix, partially offset by favorable SG&A and material costs. The year-ago period also included a fixed asset write-off charge.

Excluding special items (detailed in the attached tables), adjusted EBIT in the quarter was $45.8 million or 14.6 percent of sales, compared with $55.7 million or 16.7 percent of sales in the fourth quarter last year.

2017 Outlook

The company expects 2017 revenue to be relatively flat compared with 2016. This includes a negative currency impact of roughly 1.5 percent, based on Dec. 31, 2016, exchange rates. Within its segments, the company estimates full-year 2017:

•
Mobile Industries' sales to be down approximately 4-5 percent, driven primarily by market-related declines in the rail sector, continued softness in the agriculture and heavy truck sectors, and unfavorable currency.

•
Process Industries' sales to be up approximately 4-5 percent, reflecting growth in the industrial aftermarket and wind energy sectors, and the benefit of acquisitions, offset partially by unfavorable currency.

“Sentiment in most of our markets has improved over the last few months, and while we are forecasting the full year to be relatively flat, we are planning for sequential strengthening as we move through 2017,” said Kyle. “We will continue to navigate the environment with discipline and flexibility, staying focused on outgrowing our markets, managing our costs and investing in our business for the long term. As markets improve, we are confident in our ability to achieve new levels of financial performance.”

Timken plans to adopt mark-to-market pension accounting for its defined benefit pension and other postretirement benefit plans in the first quarter of 2017. This change will have no effect on employees’ retirement benefits, plan funding requirements or Timken cash flows. Under the new accounting method, the company will immediately recognize actuarial gains and losses in the year in which they occur (in the fourth quarter or earlier as required) rather than amortizing them over many years.

This change is expected to add approximately $0.15 to earnings per share for 2017 This amount represents the estimated change to pension and OPEB expense as a result of adopting mark-to-market accounting in the first quarter. Note that this amount does not include the actuarial gain or loss for 2017, which will not be known until the quarter of remeasurement. Therefore, no estimate of actuarial gains or losses has been included in our 2017 outlook. . Including this impact, Timken anticipates 2017 earnings per diluted share to range from $1.90 to $2.00 for the full year on a GAAP basis. Excluding restructuring and other special items, the company expects 2017 adjusted earnings per diluted share to range from $2.05 to $2.15. In connection with the adoption of mark-to-market accounting, prior-year results will be retrospectively modified to reflect the new method. Adjusted earnings for 2016 are expected to be revised upward by approximately $0.15 per diluted share. Additional information will be provided in conjunction with the company’s first quarter 2017 earnings release.

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TIMKEN

Conference Call Information

Timken will host a conference call today at 11 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:        Thursday, Feb. 9, 2017
11 a.m. Eastern Time
Live Dial-In: 877-548-7906 or 719-325-4838
(Call in 10 minutes prior to be included.)
Conference ID: Timken’s 4Q Earnings Call

Conference Call Replay:    Replay Dial-In available through Feb. 23, 2017:
888-203-1112 or 719-457-0820
Replay Passcode: 7247268

Live Webcast:        http://investors.timken.com

About The Timken Company
The Timken Company (NYSE: TKR; www.timken.com) engineers, manufactures and markets bearings, gear drives, belts, chain, couplings, and related products, and offers a spectrum of powertrain rebuild and repair services. The leading authority on tapered roller bearings, Timken today applies its deep knowledge of metallurgy, tribology and mechanical power transmission across a variety of bearings and related systems to improve reliability and efficiency of machinery and equipment all around the world. The company’s growing product and services portfolio features many strong industrial brands including Timken®, Fafnir®, Philadelphia Gear®, Carlisle®, Drives®, Lovejoy® and Interlube™. Known for its quality products and collaborative technical sales model, Timken posted $2.7 billion in sales in 2016. With more than 14,000 employees operating from 28 countries, Timken makes the world more productive and keeps industry in motion.

Certain statements in this release (including statements regarding the company's forecasts, estimates plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading "Outlook," are forward-looking.
The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the fourth quarter and full-year of 2016; the company's ability to respond to the changes in its end markets that could affect demand for the company's products; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in raw material and energy costs; the impact of changes to the company's accounting methods, including the actual impact from the adoption of mark-to-market accounting; weakness in global or regional economic conditions and capital markets; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company's pension obligations due to changes in interest rates, investment performance and other tactics designed to reduce risk; the company's ability to complete and achieve the benefits of announced plans, programs, initiatives, and capital investments; and retention of U.S. Continued Dumping and Subsidy Offset Act distributions. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2015, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
###
Media Relations:
234.262.3514
mediarelations@timken.com

Investor Relations:
Jason Hershiser
234.262.7101
jason.hershiser@timken.com

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TIMKEN

The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in millions, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net sales	$654.8	$714.4	$2,669.8	$2,872.3
Cost of products sold	490.7	523.5	1,975.0	2,078.4
Gross Profit	164.1	190.9	694.8	793.9
Selling, general & administrative expenses	112.0	119.0	450.0	494.3
Impairment and restructuring charges	3.0	2.7	21.7	14.7
Pension settlement charges	16.2	241.8	28.1	465.0
Gain on divestitures	—	(29.0)	—	(28.7)
Operating Income (Loss)	32.9	(143.6)	195.0	(151.4)
Continued Dumping and Subsidy Offset Act income (1)	6.0	—	59.6	—
Other income (expense), net	0.9	(6.7)	(0.9)	(7.5)
Earnings (Loss) Before Interest and Taxes (EBIT)(2)	39.8	(150.3)	253.7	(158.9)
Interest expense, net	(7.6)	(7.7)	(31.6)	(30.7)
Income (Loss) Before Income Taxes	32.2	(158.0)	222.1	(189.6)
Provision (benefit) for income taxes	8.1	(122.6)	69.2	(121.6)
Net Income (Loss)	24.1	(35.4)	152.9	(68.0)
Less: Net income attributable to noncontrolling interest	—	0.3	0.3	2.8
Net Income (Loss) Attributable to The Timken Company	$24.1	$(35.7)	$152.6	$(70.8)

Net Income (Loss) per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings (Loss) per share	$0.31	$(0.44)	$1.94	$(0.84)

Diluted Earnings (Loss) per share	$0.31	$(0.44)	$1.92	$(0.84)

Average Shares Outstanding	77,599,869	81,845,054	78,516,029	84,631,778
Average Shares Outstanding - assuming dilution	78,482,319	81,845,054	79,234,324	84,631,778

(1) U.S. Continued Dumping and Subsidy Offset Act ("CDSOA") income represents the amount of funds received by the Company from monies collected by U.S. Customs and Border Protection ("U.S. Customs") on entries of merchandise subject to anti-dumping orders that entered the U.S. prior to October 1, 2007.

(2) EBIT is a non-GAAP measure defined as operating income plus other income (expense). EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the Company's core operations.

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TIMKEN

BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions)	2016	2015	2016	2015

Mobile Industries
Net sales	$342.3	$380.3	$1,446.4	$1,558.3
Earnings before interest and taxes (EBIT) (1)	$19.2	$58.9	$108.8	$173.3
EBIT Margin (1)	5.6%	15.5%	7.5%	11.1%

Process Industries
Net sales	$312.5	$334.1	$1,223.4	$1,314.0
Earnings before interest and taxes (EBIT) (1)	$43.2	$45.2	$163.2	$190.2
EBIT Margin (1)	13.8%	13.5%	13.3%	14.5%

Corporate expense	$(12.4)	$(12.6)	$(49.8)	$(57.4)
Pension settlement charges (2)	(16.2)	(241.8)	(28.1)	(465.0)
CDSOA income(3)	6.0	—	59.6	—

Consolidated
Net sales	$654.8	$714.4	$2,669.8	$2,872.3
Earnings (loss) before interest and taxes (EBIT) (1)	$39.8	$(150.3)	$253.7	$(158.9)
EBIT Margin (1)	6.1%	(21.0)%	9.5%	(5.5)%

(1) EBIT is a non-GAAP measure defined as operating income plus other income (expense). EBIT Margin is a non-GAAP measure defined as EBIT as a percentage of net sales. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.  Management believes that reporting EBIT and EBIT Margin is useful to investors as these measures are representative of the Company's core operations of the segments and Company, respectively.

(2) Pension settlement charges in 2016 primarily related to lump sum distributions to new retirees, the purchase of a group annuity contract from The Canada Life Assurance Company ("Canada Life"), and lump-sum distributions to deferred vested participants. Pension settlement charges in 2015 primarily related to the purchase of group annuity contracts from Prudential Insurance Company of America ("Prudential") for two of the Company's U.S. defined benefit pension plans, as well as lump sum distributions to new retirees.

(3) CDSOA income represents the amount of funds received by the Company from monies collected by U.S. Customs on entries of merchandise subject to anti-dumping orders that entered the U.S. prior to October 1, 2007.

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TIMKEN

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in millions)	(Unaudited) December 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$148.8	$129.6
Restricted cash	2.7	0.2
Accounts receivable	438.0	454.6
Inventories, net	545.8	543.2
Other current assets	68.7	78.8
Total Current Assets	1,204.0	1,206.4
Property, plant and equipment, net	804.4	777.8
Goodwill and other intangible assets	628.5	598.6
Non-current pension assets	32.1	86.3
Other assets	89.3	115.0
Total Assets	$2,758.3	$2,784.1

LIABILITIES
Accounts payable	$176.2	$159.7
Short-term debt, including current portion of long-term debt	24.2	77.1
Income taxes	16.9	13.1
Accrued expenses	235.4	255.4
Total Current Liabilities	452.7	505.3

Long-term debt	635.0	579.4
Accrued pension cost	154.7	146.9
Accrued postretirement benefits cost	131.5	136.1
Other non-current liabilities	78.4	71.8
Total Liabilities	1,452.3	1,439.5

EQUITY
The Timken Company shareholders' equity	1,274.9	1,324.5
Noncontrolling Interest	31.1	20.1
Total Equity	1,306.0	1,344.6
Total Liabilities and Equity	$2,758.3	$2,784.1

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TIMKEN

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions)	2016	2015	2016	2015
Cash Provided (Used)
OPERATING ACTIVITIES
Net income (loss) attributable to The Timken Company	$24.1	$(35.7)	$152.6	$(70.8)
Net income attributable to noncontrolling interest	—	0.3	0.3	2.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33.4	33.0	131.7	130.8
Impairment charges	0.1	—	3.9	3.3
Gain on divestitures	—	(29.0)	—	(28.7)
Pension and other postretirement expense	25.1	251.4	63.5	502.9
Pension and other postretirement benefit contributions and payments	(2.4)	(6.3)	(24.7)	(29.8)
Changes in operating assets and liabilities:
Accounts receivable	8.1	13.8	20.3	11.9
Inventories	23.7	45.7	10.1	52.8
Accounts payable	(2.8)	(15.4)	12.2	11.6
Accrued expenses	14.4	5.9	(4.7)	(51.7)
Income taxes	(5.6)	(152.9)	17.2	(210.5)
Other, net	6.8	17.7	19.6	50.2
Net Cash Provided by Operating Activities	$124.9	$128.5	$402.0	$374.8

INVESTING ACTIVITIES
Capital expenditures	$(53.1)	$(40.5)	$(137.5)	$(105.6)
Acquisitions	(9.8)	0.3	(72.6)	(213.3)
Divestitures	—	43.4	—	46.2
Other	(4.8)	0.4	(0.9)	7.5
Net Cash (Used) Provided by Investing Activities	$(67.7)	$3.6	$(211.0)	$(265.2)

FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(20.2)	$(21.3)	$(81.6)	$(87.0)
Purchase of treasury shares	(17.7)	(81.8)	(101.0)	(309.7)
Net (payments) proceeds from credit facilities	(1.4)	(65.9)	17.6	131.2
Net payments from long-term debt	(0.2)	—	(15.3)	(1.1)
Other	8.2	17.6	10.9	25.0
Net Cash Used by Financing Activities	$(31.3)	$(151.4)	$(169.4)	$(241.6)
Effect of exchange rate changes on cash	(6.1)	(6.1)	(2.4)	(17.2)
Increase (Decrease) in Cash and Cash Equivalents	$19.8	$(25.4)	$19.2	$(149.2)
Cash and cash equivalents at Beginning of Period	129.0	155.0	129.6	278.8
Cash and Cash Equivalents at End of Period	$148.8	$129.6	$148.8	$129.6

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TIMKEN

Reconciliations of Adjusted Net Income to GAAP Net Income (Loss) and Adjusted Earnings Per Share to GAAP Earnings (Loss) Per Share:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes that non-GAAP measures of adjusted net income and adjusted diluted earnings per share are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting adjusted net income and adjusted diluted earnings per share is useful to investors as these measures are representative of the Company's core operations.

(Dollars in millions, except share data)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2016	EPS	2015	EPS	2016	EPS	2015	EPS
Net Income (Loss) Attributable to The Timken Company	$24.1	$0.31	$(35.7)	$(0.44)	$152.6	$1.92	$(70.8)	$(0.84)

Adjustments:(1)
Pension settlement charges(2)	$16.2		$241.8		$28.1		$465.0
Impairment and restructuring charges(3)	6.6		3.1		28.0		15.9
Acquisition related charges (4)	0.9		3.8		4.2		5.7
Fixed asset write-off (5)	—		9.7		—		9.7
CDSOA income(6)	(6.0)		—		(59.6)		—
Health care plan modification costs(7)	2.9		—		2.9		—
Gain on dissolution/divestment of subsidiary(8)	—		(29.0)		(0.5)		(28.7)
Provision (benefit) for income taxes(9)	(8.0)		(144.7)		0.5		(207.7)
Total Adjustments:	12.6	0.16	84.7	1.03	3.6	0.05	259.9	3.05
Adjusted Net Income from The Timken Company	$36.7	$0.47	$49.0	$0.59	$156.2	$1.97	$189.1	$2.21

(1) Adjustments are pre-tax, with net tax provision (benefit) listed separately.

(2) Pension settlement charges in 2016 primarily related to lump sum distributions to new retirees, the purchase of a group annuity contract from Canada Life, and lump-sum distributions to deferred vested participants. Pension settlement charges in 2015 primarily related to the purchase of group annuity contracts from Prudential for two of the Company's U.S. defined benefit pension plans, as well as lump sum distributions to new retirees.

(3) Impairment and restructuring charges, including items recorded in cost of products sold, related to plant closures, the rationalization of certain plants and severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(4) Acquisition related charges in 2016 related to the acquisition of Lovejoy, Inc. ("Lovejoy") and EDT Corp. ("EDT"), including one-time transaction costs. Acquisition related charges in 2015 related to the acquisition of Carlstar Belts LLC ("Timken Belts").

(5) The fixed asset write-off related to costs that remained in construction in process ("CIP") after the related assets were placed into service.  Management of the Company concluded that the correction of this error in the fourth quarter of 2015 and the presence of this error in prior periods is immaterial to all periods presented.

(6) CDSOA income represents the amount of funds received by the Company from monies collected by U.S. Customs on entries of merchandise subject to anti-dumping orders that entered the U.S. prior to October 1, 2007.

(7) Health care plan modification costs represent one-time charges associated with a redesign in medical insurance options available for active associates. In connection with the redesign, the Company elected to pay certain unused reimbursement account balances to associates impacted by the change in available options.

(8) Includes gain on the sale of Timken Alcor Aerospace Technologies, Inc ("Alcor") of $29.0 million in the fourth quarter of 2015.

(9) Provision (benefit) for income taxes includes the net tax impact on pre-tax adjustments, the impact of discrete tax items recorded during the respective periods, as well as adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

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TIMKEN

Reconciliation of EBIT to GAAP Net Income (Loss), and EBIT Margin, After Adjustments, to Net Income (Loss) as a Percentage of Sales and EBIT, After Adjustments, to Net Income (Loss):
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes consolidated earnings (loss) before interest and taxes (EBIT) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income (loss) to consolidated EBIT. Management also believes that non-GAAP measures of adjusted EBIT and adjusted EBIT margin are useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions, except share data)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2016	Percentage to Net Sales	2015	Percentage to Net Sales	2016	Percentage to Net Sales	2015	Percentage to Net Sales
Net Income (Loss)	$24.1	3.7%	$(35.4)	(5.0)%	$152.9	5.7%	$(68.0)	(2.4)%

Provision (benefit) for income taxes	8.1	1.2%	(122.6)	(17.2)%	69.2	2.6%	(121.6)	(4.2)%
Interest expense	8.4	1.3%	8.4	1.2%	33.5	1.3%	33.4	1.2%
Interest income	(0.8)	—%	(0.7)	(0.1)%	(1.9)	(0.1)%	(2.7)	(0.1)%
Consolidated EBIT	$39.8	6.1%	$(150.3)	(21.0)%	$253.7	9.5%	$(158.9)	(5.5)%

Adjustments:
Pension settlement charges (1)	$16.2	2.5%	$241.8	33.9%	$28.1	1.1%	$465.0	16.2%
Impairment and restructuring charges(2)	6.6	1.0%	3.1	0.4%	28.0	1.0%	15.9	0.5%
CDSOA income(3)	(6.0)	(0.9)%	—	—%	(59.6)	(2.2)%	—	—%
Health care plan modification costs(4)	2.9	—%	—	—%	2.9	4.0%	—	—%
Acquisition related charges(5)	0.9	0.1%	3.8	0.5%	4.2	0.2%	5.7	0.2%
Fixed asset write-off (6)	—	—%	9.7	1.4%	—	—%	9.7	0.3%
Gain on dissolution/divestment of subsidiary(7)	—	—%	(29.0)	(4.1)%	(0.5)	—%	(28.7)	(1.0)%
Total Adjustments	20.6	6.7%	229.4	32.1%	3.1	4.1%	467.6	16.2%
Adjusted EBIT	$60.4	9.2%	$79.1	11.1%	$256.8	9.6%	$308.7	10.7%

(1) Pension settlement charges in 2016 primarily related to lump sum distributions to new retirees, the purchase of a group annuity contract from Canada Life, and lump-sum distributions to deferred vested participants. Pension settlement charges in 2015 primarily related to the purchase of group annuity contracts from Prudential for two of the Company's U.S. defined benefit pension plans, as well as lump sum distributions to new retirees.

(2) Impairment and restructuring charges, including rationalization costs recorded in cost of products sold, related to plant closures, the rationalization of certain plants and severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, management believes that these actions are not representative of the Company’s core operations.

(3) CDSOA income represents the amount of funds received by the Company from monies collected by U.S. Customs on entries of merchandise subject to anti-dumping orders that entered the U.S. prior to October 1, 2007.

(4) Health care plan modification costs represent one-time charges associated with a redesign in medical insurance options available for active associates. In connection with the redesign, the Company elected to pay certain unused reimbursement account balances to associates impacted by the change in available options.

(5) Acquisition related charges in 2016 related to the acquisition of Lovejoy and EDT, including one-time transaction costs. Acquisition related charges in 2015 related to the acquisition of Timken Belts.

(6) The fixed asset write-off related to costs that remained in CIP after the related assets were placed into service. Management of the Company concluded that the correction of this error in the fourth quarter of 2015 and the presence of this error in prior periods is immaterial to all periods presented.

(7) Includes gain on the sale of Alcor of $29.0 million in the fourth quarter of 2015.

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TIMKEN

Reconciliation of segment EBIT Margin, After Adjustments, to segment EBIT as a Percentage of Sales and segment EBIT, After Adjustments, to segment EBIT:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries and Process Industries segment performance deemed useful to investors. Management believes that non-GAAP measures of adjusted EBIT and adjusted EBIT margin for the segments are useful to investors as they are representative of each segment's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

Mobile Industries
(Dollars in millions)	Three Months Ended December 31, 2016	Percentage to Net Sales	Three Months Ended December 31, 2015	Percentage to Net Sales	Twelve Months Ended December 31, 2016	Percentage to Net Sales	Twelve Months Ended December 31, 2015	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$19.2	5.6%	$58.9	15.5%	$108.8	7.5%	$173.3	11.1%

Impairment and restructuring charges (1)	5.6	1.6%	2.5	0.6%	21.5	1.5%	6.9	0.4%
Gain on dissolution/divestment of subsidiary (2)	—	—%	$(29.0)	(7.6)%	(1.4)	(0.1)%	(29.0)	(1.8)%
Health care plan modification costs (3)	1.7	0.5%	$—	—%	1.7	0.1%	—	—%
Acquisition related charges (4)	—	—%	2.3	0.6%	—	—%	3.0	0.2%
Fixed asset write-off (5)	—	—%	1.5	0.4%	—	—%	1.5	0.1%
Adjusted EBIT	$26.5	7.7%	$36.2	9.5%	$130.6	9.0%	$155.7	10.0%

Process Industries
(Dollars in millions)	Three Months Ended December 31, 2016	Percentage to Net Sales	Three Months Ended December 31, 2015	Percentage to Net Sales	Twelve Months Ended December 31, 2016	Percentage to Net Sales	Twelve Months Ended December 31, 2015	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$43.2	13.8%	$45.2	13.5%	$163.2	13.3%	$190.2	14.5%

Impairment and restructuring charges(1)	1.2	0.4%	1.0	0.3%	6.7	0.5%	8.9	0.7%
Loss on dissolution/divestment of subsidiary (2)	—	—%	—	—%	0.9	0.1%	0.3	—%
Health care plan modification costs (3)	0.7	0.2%	—	—%	0.7	0.1%	—	—%
Acquisition related charges (4)	0.7	0.2%	1.3	0.4%	2.4	0.2%	1.8	0.1%
Fixed asset write-off (5)	—	—%	8.2	2.5%	—	—%	8.2	0.6%
Adjusted EBIT	$45.8	14.6%	$55.7	16.7%	$173.9	14.2%	$209.4	15.9%

(1) Impairment and restructuring charges, including rationalization costs recorded in cost of products sold, related to plant closures, the rationalization of certain plants and severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Includes (gain) loss on the sale of Alcor of $29.0 million in the fourth quarter of 2015.

(3) Health care plan modification costs represent one-time charges associated with a redesign in medical insurance options available for active associates. In connection with the redesign, the Company elected to pay certain unused reimbursement account balances to associates impacted by the change in available options.

(4) Acquisition related charges in 2016 related to the acquisition of Lovejoy and EDT, including one-time transaction costs. Acquisition related charges in 2015 related to the acquisition of Timken Belts.

(5) The fixed asset write-off related to costs that remained in CIP after the related assets were placed into service.  Management of the Company concluded that the correction of this error in the fourth quarter of 2015 and the presence of this error in prior periods is immaterial to all periods presented.

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TIMKEN

Reconciliation of Total Debt to Net Debt and the Ratio of Net Debt to Capital to the Ratio of Total Debt to Capital:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's financial position deemed useful to investors. Capital, used for the ratio of total debt to capital, is a non-GAAP measure defined as total debt plus total shareholders' equity. Capital, used for the ratio of net debt to capital, is a non-GAAP measure defined as total debt less cash, cash equivalents and restricted cash plus total shareholders' equity. Management believes Net Debt and the Ratio of Net Debt to Capital are important measures of the Company's financial position, due to the amount of cash and cash equivalents on hand.

(Dollars in millions)
			December 31, 2016	December 31, 2015
Short-term debt, including current portion of long-term debt			$24.2	$77.1
Long-term debt			635.0	579.4
Total Debt			$659.2	$656.5
Less: Cash, cash equivalents and restricted cash			(151.5)	(129.8)
Net Debt			$507.7	$526.7

Total equity			$1,306.0	$1,344.6

Ratio of Total Debt to Capital			33.5%	32.8%
Ratio of Net Debt to Capital			28.0%	28.1%

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is a non-GAAP measure that is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net cash provided by operating activities	$124.9	$128.5	$402.0	$374.8
Less: capital expenditures	(53.1)	(40.5)	(137.5)	(105.6)
Free cash flow	$71.8	$88.0	$264.5	$269.2

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TIMKEN

Reconciliation of Adjusted Earnings per Share to GAAP Earnings per Share for Full Year 2017 Outlook:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's outlook deemed useful to investors. Forecasted full year adjusted diluted earnings per share is an important financial measure that management believes is useful to investors as it is representative of the Company's expectation for the performance of its core business operations.

	Low End Earnings Per Share	High End Earnings Per Share
Forecasted full year GAAP diluted earnings per share	$1.90	$2.00

Forecasted Adjustments:
Impairment and restructuring charges (1)	0.15	0.15
Total Adjustments:	$0.15	$0.15
Forecasted full year adjusted diluted earnings per share	$2.05	$2.15

(1) Impairment and restructuring charges relate to severance and other cost reduction initiatives, net of tax.

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities for Full Year 2017 Outlook:
(Unaudited)
Forecasted full year free cash flow is a non-GAAP measure that is useful to investors because it is representative of the Company's expectation of cash that will be generated from operating activities and available for the execution of its business strategy.

(Dollars in Millions)		Free Cash Flow Outlook
Net cash provided by operating activities		$310.0
Less: capital expenditures		(110.0)
Free cash flow		$200.0

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